UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 27, 2004



                           Q Comm International, Inc.
             (Exact name of registrant as specified in its charter)

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                                      Utah
                 (State or other jurisdiction of incorporation)


           001-31718                                      87-0674277
     (Commission File Number)                 (IRS Employer Identification No.)


                           510 East Technology Avenue,
                                   Building C
                                Orem, Utah 84097
               (Address of principal executive offices) (Zip Code)

                                 (801) 226-4222
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 1.01.   Entry into a Material Definitive Agreement.

     On August 24, 2004, Q Comm International, Inc. ("Q Comm") acquired approximately 330 Qxpress merchant accounts from POSA Tech Inc., a Q Comm distributor headquartered in Ft. Lauderdale, Florida. As a result of the transaction, Q Comm will take over management of the merchant accounts, including working directly with the retail locations to introduce new products and to increase sales through improved merchandising. Q Comm will retain the commissions previously paid to POSA Tech for managing the accounts.

     Under the terms of the agreement, POSA Tech received $200,000 in cash at closing and will receive an additional $50,000 in cash payable in increments of $12,500 over four quarters. One year after closing, POSA Tech will receive shares of restricted Q Comm common stock with an aggregate value of $50,000 based on the value at closing. The quarterly cash payments and the shares of stock may be reduced if specified account performance is not maintained.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2004                     Q Comm International, Inc.

                                           /s/ Michael K. Openshaw
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                                           Michael K. Openshaw
                                           Chief Financial Officer

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